UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                   FORM 8 - K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

                          Date of Report - June 6, 1995

Electronics, Missiles & Communications, Inc.
(Exact name of registrant as specified in its charter)

        Delaware                     1-6299                  13-1926296
(State or other jurisdiction of     (Commission             (IRS Employer
 incorporation)                     File Number)            Identification
                                                             Number)


Susquehanna Street Extension West, P.O. Box 68, White Haven, PA     18661-0068
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code   (717) 443-9575


                               NONE
(Former name or former address, if changed since last report)


Item 1.     Changes in Control of Registrant.

            Not Applicable.

Item 2.     Acquisition or Disposition of Assets.

            Not applicable.

Item 3.     Bankruptcy or Receivership.

            Not applicable.

Item 4.     Changes in Registrant's Certifying Accountant.

            Not applicable.

Item 5.     Other Events.

            At a regular meeting of the Registrant's Board of Directors, held on June 2, 1995, Michael J. Leib was elected as a member of the Registrant's Board of Directors until the next annual meeting of Stockholders and until his successor is elected and qualified, by unanimous vote by the Registrant's Board of Directors constituting a quorum. Mr. Leib, who resides in Sugarloaf, Pennsylvania, with his wife and three children, holds a Bachelor's Degree from Lehigh University, where he majored in Metallurgy and Materials Research Engineering, and a Master's Degree in Business Administration (with a concentration in finance) from Wilkes University. He is currently the Chief Executive Officer and sole shareholder of Weatherly Casting and Machine Company, Weatherly, Pennsylvania, and is a licensed professional engineer in the Commonwealth of Pennsylvania. Mr. Leib is also a member of the Board of Directors of First Federal Savings & Loan Association of Hazleton and Vibra-Tech Engineers,Inc. , an ESOP company, with offices throughout the United States and business conducted both nationally and internationally.

Item 6.     Resignations of Registrant's Directors.

            Not applicable.

Item 7.     Financial Statements and Exhibits.

            Not applicable.

Item 8.     Change in Fiscal Year.

            Not applicable.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ELECTRONICS, MISSILES &
                              COMMUNICATIONS, INC.
                              (Registrant)


                              BY:James L. DeStefano/s/
                              James L. DeStefano
                              President/CEO

DATE: June 6, 1995